FORM OF INSURANCE ASSIGNMENT


                             M/V __________________


                  _______________, a corporation organized and existing under the laws of the ______________ (the "Shipowner"), in consideration of One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as sole owner of the ____________ flag vessel M/V ______________ (the "Vessel"), has sold, assigned, transferred, set over and granted a security interest and by this instrument does sell, assign, transfer, set over and grant a security interest, unto The First National Bank of Maryland, a national banking association organized and existing under the laws of the United States of America, as Trustee and Collateral Agent (the "Assignee") under that certain Collateral Agency and Intercreditor Agreement dated as of July 15, 1998 (as the same may be from time to time amended, supplemented or otherwise modified, the "Collateral Agency Agreement") among (i) the Shipowner, (ii) the certain other Subsidiary Guarantors named therein, (iii) the Assignee, (iv) The Bank of New York and (v) Millenium Seacarriers, Inc. (the "Issuer") and unto the Assignee's successors and assigns, and its successors' and assigns' own proper use and benefit, as collateral security for the Shipowner's Obligations (as defined in the Collateral Agency Agreement), all right, title and interest of the Shipowner under, in and to (i) all insurances (including all entries in a protection and indemnity or war risks association) in respect of the Vessel whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, (iii) all other rights of the Shipowner under or in respect of said insurance and (iv) any proceeds of any of the foregoing.

                  Except where otherwise expressly provided, words and expressions defined in the Indenture shall bear the same meanings when used in this Assignment.

                  It is expressly agreed that anything herein contained to the contrary notwithstanding, the Shipowner shall remain liable under said insurances to perform all of the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Shipowner under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

                  The Shipowner hereby constitutes the Assignee, its successors and assigns, the Shipowner's true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Shipowner or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to settle or comprise any claims, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceeding



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which the Assignee may deem to be necessary or advisable in the premises. The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration and are hereby declared to be irrevocable.

                  The Shipowner covenants and agrees that:

                  (a) the insurances assigned hereby are now valid and in full force and effect and that the Shipowner will not do or omit or knowingly suffer to be done or omitted anything whereby any of the insurances assigned hereby may become void or voidable in whole or in part or the Assignee or any other person claiming title through it may be prevented from receiving the proceeds thereof;

                  (b) if by reason of anything done or omitted or knowingly suffered to be done or omitted the insurances assigned hereby shall at any time become voidable in whole or in part the Shipowner will forthwith at its own cost take all such insurances in force and in particular will pay all premiums as they become due;

                  (c) if by reason of anything done or omitted or knowingly suffered to be done or omitted the insurances assigned hereby or any of them shall at any time become void in whole or in part the Shipowner at its own cost will forthwith effect new insurances with insurers approved by the Assignee on terms approved by the Assignee and will forthwith (if so required by the Assignee) execute an assignment of such new insurances to the Assignee and will pay any sums payable by way of premium under the new insurances.

                  The Shipowner hereby further covenants and agrees to procure that notice of this Assignment in substantially the form of Annex A shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignee shall obtain a letter of undertaking by the underwriters, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to loss payees as the Assignee may require or approve. In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as named assured and loss payee and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

                  The Shipowner agrees that at any time and from time to time, upon the written request of the Assignee, the Shipowner will promptly and duly execute and deliver or cause to be executed and delivered any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.



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                  The Shipowner does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

                  All notices or other communications which are required to be made to the Assignee hereunder shall be made pursuant to Section 7.2 of the Collateral Agency Agreement.

                  The Shipowner hereby appoints the Assignee its attorney-in-fact for the sole purpose of executing and filing any financing statements or papers of similar purpose or effect in connection with any filing or recording of this Assignment.

                  THIS ASSIGNMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

                  Section 7.12 of the Collateral Agency Agreement is incorporated herein in its entirety and made a part hereof as if it were set forth herein.





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                  IN WITNESS WHEREOF, the Shipowner has duly executed this
Insurance Assignment in respect of the ____________ flag vessel M/V ________________ this ____ day of __________, 199__.



                                            --------------------------------
                                             as Shipowner


                                         By
                                            --------------------------------
                                            Name:
                                            Title: